As filed with the Securities and Exchange Commission on December 30, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HISTOGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	20-3183915
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10655 Sorrento Valley Road, Suite 200

San Diego CA 92121

(858) 526-3100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard W. Pascoe

10655 Sorrento Valley Road, Suite 200,

San Diego CA 92121

(858) 526-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry W. Nishnick Kathryn Fortin DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121 (858) 677-1414	Faith L. Charles Jennifer A. Val Thompson Hine LLP 335 Madison Avenue, 12th Floor New York, NY 10017-4611 (212) 344-5680

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-251491

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common stock, par value $0.0001 per share(2)	$2,000,000	$218.20
Warrants to purchase common stock(3)	—	—
Common stock issuable upon exercise of warrants(2)	$2,000,000	$218.20
Pre-funded warrants to purchase common stock(3)	(4)	—
Common stock issuable upon exercise of pre-funded warrants	(4)	—
Placement Agent’s warrants to purchase common stock(3)	—	—
Shares of common stock issuable upon exercise of Placement Agent’s warrants(2)(5)	$125,000	$13.64
Total	$4,125,000	$450.04

(1)

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Histogen Inc. previously registered securities with a proposed maximum aggregate offering price of $24,750,000 on a Registration Statement on Form S-1 (Registration No. 333-251491), as amended (the “Related Registration Statement”), and paid a fee of $2,700.23. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is hereby registered.

(2)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	No fee required in accordance with Rule 457(g) under the Securities Act.
(4)

The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants sold in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock sold in the offering.

(5)

Represents warrants to purchase a number of shares of common stock equal to 5.0% of the aggregate number of shares of common stock and accompanying common warrants sold in this offering, including shares of common stock issuable upon exercise of the pre-funded warrants and accompanying common warrants, at an exercise price equal to 125% of the public offering price per share.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Histogen Inc., or the Company, is filing this registration statement with the Securities and Exchange Commission, or the SEC, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-251491), or the Related Registration Statement, which was originally filed with the SEC on December 18, 2020 and declared effective on December 30, 2020.

We are filing this registration statement for the sole purpose of registering additional securities of the Company with the proposed maximum aggregate offering price not to exceed $4,125,000. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum offering price set forth in the Calculation of Registration Fee table contained in the Related Registration Statement. The information set forth in the Related Registration Statement, including all exhibits thereto and all information incorporated by reference therein, is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

EXHIBIT INDEX

Exhibit Number	Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

5.1*	Opinion of DLA Piper LLP (US).

23.1*	Consent of Mayer Hoffman McCann, P.C., independent accounting firm.

23.2*	Consent of Ernst & Young LLP, independent accounting firm.

23.3*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24.1	Power of Attorney of directors and officers of the Registrant (contained on signature page to the Registrant’s Registration Statement on Form S1, as amended, and incorporated herein by reference).	S-1	333-251491	24.1	12/18/2020

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 30th day of December, 2020.

HISTOGEN INC.

By:	/s/ Richard W. Pascoe
Richard W. Pascoe
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard W. Pascoe Richard W. Pascoe	Chief Executive Officer, President and Director (Principal Executive Officer)	December 30, 2020

/s/ Susan A. Knudson Susan A. Knudson	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	December 30, 2020

* Steven J. Mento, Ph.D.	Director	December 30, 2020

* Daniel L. Kisner, M.D.	Director	December 30, 2020

* Stephen Chang, Ph.D.	Director	December 30, 2020

* David H. Crean, Ph.D.	Director	December 30, 2020

* Jonathan Jackson	Director	December 30, 2020

* Brian M. Satz	Director	December 30, 2020

* Hayden Yizhuo Zhang	Director	December 30, 2020

*By:	/s/ Richard W. Pascoe
Richard W. Pascoe Attorney-in-fact